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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To K-Tron International, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 28, 1996 included in K-Tron International, Inc.'s Form 10-K for the year ended December 30, 1995 and December 31, 1994 and to all references to our Firm included in this registration statement.





Arthur Andersen LLP
Philadelphia, PA
September 10, 1996